As filed with the Securities and Exchange Commission on May 27, 2021.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTESSA PHARMACEUTICALS PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	2834	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Centessa Pharmaceuticals plc

3rd Floor, 1 Ashley Rd,

Altrincham, Cheshire,

United Kingdom, WA14 2DT

+44 7391 789784

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Saurabh Saha

Chief Executive Officer

Centessa Pharmaceuticals, Inc.

5 Walnut Grove Drive,

Suite 120 Horsham, PA 19044

+1 (267) 609-7550

+1 (617)-468-5770

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

  Copies to:

Mitchell S. Bloom Edwin M. O’Connor James Xu Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Graham Defries Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY United Kingdom +44 20 7447 4200	Iqbal Hussain Centessa Pharmaceuticals plc 3rd Floor, 1 Ashley Rd, Altrincham, Cheshire, United Kingdom, WA14 2DT	Joshua A. Kaufman Divakar Gupta Geoffrey R. Starr Cooley LLP 55 Hudson Yards New York, New York 10001	Claire A. Keast-Butler Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ United Kingdom +44 20 7583 4055

+44 7391 789784

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-255393)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Ordinary shares, nominal value £0.002 per share(4)	1,725,000	$20.00	$34,500,000	$3,764

(1)

In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-255393) (the “Prior Registration Statement”), is hereby being registered. Represents only the additional number of shares being registered and includes 258,750 additional shares the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-255393).

(2)	Includes the aggregate offering price of 258,750 additional ordinary shares represented by ADSs that the underwriters have the option to purchase.
(3)

Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended. The registrant previously registered securities on the Prior Registration Statement at an aggregate offering price not to exceed $345,000,000, which was declared effective by the Securities and Exchange Commission on May 27, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $34,500,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

(4)

These ordinary shares are represented by ADSs, each of which represents one ordinary share of the registrant. ADSs issuable upon deposit of the 1,725,000 ordinary shares registered hereby are being registered pursuant to a separate registration statement on Form F-6 (File No. 333-256385), including any amendments thereto.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), Centessa Pharmaceuticals plc (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-255393) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on April 21, 2021, and subsequently amended on May 12, 2021, May 24, 2021 and May 26, 2021, and which the Commission declared effective on May 27, 2021.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of American Depositary Shares (“ADSs”), each representing a single ordinary share of the Registrant, offered by the Registrant by 1,725,000 ADSs, 258,750 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional ADSs of the Registrant. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit number	Description of exhibit

5.1	Opinion of Goodwin Procter (UK) LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of KPMG LLP, independent registered public accounting firm.

23.3	Consent of Frazier & Deeter, LLC, independent auditors.

23.4	Consent of Goodwin Procter (UK) LLP (included in Exhibit 5.1).

24.1	Power of Attorney (previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-255393), originally filed with the Securities and Exchange Commission on April 21, 2021 and incorporated by reference herein.)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, under the laws and regulations of England and Wales, on May 27, 2021.

CENTESSA PHARMACEUTICALS PLC

By:	/s/ Saurabh Saha, M.D., Ph.D
Name: Saurabh Saha, M.D., Ph.D.
Title: Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Saurabh Saha, M.D., Ph.D. Saurabh Saha, M.D., Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	May 27, 2021

/s/ Gregory Weinhoff, M.D., M.B.A. Gregory Weinhoff, M.D., M.B.A.	Chief Financial Officer (Principal Financial Officer)	May 27, 2021

/s/ Marella Thorell Marella Thorell	Chief Accounting Officer (Principal Accounting Officer)	May 27, 2021

* Francesco De Rubertis, Ph.D.	Director	May 27, 2021

* Arjun Goyal, M.D., M.Phil, M.B.A.	Director	May 27, 2021

* Aaron Kantoff	Director	May 27, 2021

* Brett Zbar, M.D.	Director	May 27, 2021

* Mary Lynne Hedley, Ph.D.	Director	May 27, 2021

* Samarth Kulkarni, Ph.D.	Director	May 27, 2021

/s/ Carol Stuckley, M.B.A. Carol Stuckley, M.B.A.	Director	May 27, 2021

* Robert Califf, M.D.	Director	May 27, 2021

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Signature	Title	Date

/s/ Gregory Weinhoff, M.D., M.B.A. Gregory Weinhoff, M.D., M.B.A.	Authorized Representative in the United States	May 27, 2021

*	Pursuant to Power of Attorney

By:	/s/ Gregory Weinhoff, M.D., M.B.A. Attorney-in-Fact

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